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                                                                      EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Sky Financial Group, Inc. of our report dated January 29, 2001, on Sky Financial Group, Inc.'s consolidated balance sheets as of December 31, 2000 and 1999, and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 2000, which report is incorporated by reference in Sky Financial Group, Inc.'s Annual Report on Form 10-K for the period ended December 31, 2000.

We also consent to the incorporation by reference of our report dated April 5, 2001, on the statements of net assets available for benefits of the Sky Financial Group, Inc. Profit Sharing and 401(k) Plan as of December 30, 2000 and 1999, and the related statement of changes in net assets available for benefits for the year ended December 31, 2000, which report appears in the Sky Financial Group, Inc. Profit Sharing and 401(k) Plan's Annual Report on Form 11-K for the period ended December 31, 2000.



                                               /s/ Crowe, Chizek and Company LLP
                                                   Crowe, Chizek and Company LLP
 Columbus, Ohio
 July 18, 2001